                                                                EXHIBIT 10.11(c)

                                CREDIT AGREEMENT


                                    between


                              THE VAIL CORPORATION
                        (D/B/A "VAIL ASSOCIATES, INC.")
                                    Borrower


                                      and


                           NATIONSBANK OF TEXAS, N.A.
                                     Lender



                                  $32,000,000



                                OCTOBER 10, 1997

                               TABLE OF CONTENTS
                               -----------------

                                                                                           Page
                                                                                           ----

 SECTION 1  DEFINITIONS AND TERMS........................................................   1
       1.1  Definitions..................................................................   1
       1.2  Number and Gender of Words...................................................   3
       1.3  Accounting Principles........................................................   3

 SECTION 2  COMMITMENT...................................................................   3
       2.1  Credit Facility..............................................................   3
       2.2  Loan Procedure...............................................................   4

 SECTION 3  TERMS OF PAYMENT.............................................................   4
       3.1  Note and Payments............................................................   4
       3.2  Interest and Principal Payments; Voluntary Commitment Reductions.............   4
       3.3  Interest Options.............................................................   5
       3.4  Quotation of Rates...........................................................   5
       3.5  Default Rate.................................................................   5
       3.6  Interest Recapture...........................................................   5
       3.7  Interest Calculations........................................................   5
       3.8  Maximum Rate.................................................................   5
       3.9  Interest Periods.............................................................   6
      3.10  Conversions..................................................................   6
      3.11  Order of Application.........................................................   6
      3.12  Booking Loans................................................................   6
      3.13  Basis Unavailable or Inadequate for LIBOR....................................   6
      3.14  Additional Costs.............................................................   7
      3.15  Change in Laws...............................................................   7
      3.16  Funding Loss.................................................................   7
      3.17  Lender's Obligation to Mitigate..............................................   8

 SECTION 4  FEES.........................................................................   8
       4.1  Treatment of Fees............................................................   8
       4.2  Underwriting Fee.............................................................   8
       4.3  Commitment Fee...............................................................   8

 SECTION 5  SECURITY.....................................................................   8
       5.1  Guaranties...................................................................   8
       5.2  Additional Security and Guaranties...........................................   8

 SECTION 6  CONDITIONS PRECEDENT.........................................................   8
       6.1  Initial Advance..............................................................   8
       6.2  Each Advance.................................................................   9

 SECTION 7  REPRESENTATIONS AND WARRANTIES...............................................   9
       7.1  Existing Representations.....................................................   9
       7.2  Incurrence of Obligation.....................................................   9
       7.3  Authorization and Contravention..............................................   9
       7.4  Binding Effect...............................................................   9
       7.5  Full Disclosure..............................................................  10

                                                                                           Page
                                                                                           ----
 SECTION 8  AFFIRMATIVE COVENANTS........................................................  10
       8.1  Existing Affirmative Covenants...............................................  10
       8.2  Items to be Furnished........................................................  10
       8.3  Use of Proceeds..............................................................  10
       8.4  Inspections..................................................................  10
       8.5  Expenses.....................................................................  10
       8.6  Subsidiaries.................................................................  11
       8.7  Indemnification..............................................................  11

 SECTION 9  NEGATIVE COVENANTS...........................................................  11
       9.1  Existing Negative Covenants..................................................  11
       9.2  Taxes........................................................................  11
       9.3  Assignment...................................................................  11

SECTION 10  FINANCIAL COVENANTS..........................................................  11

SECTION 11  DEFAULT......................................................................  11
      11.1  Payment of Obligation........................................................  11
      11.2  Covenants....................................................................  12
      11.3  Debtor Relief................................................................  12
      11.4  Misrepresentation............................................................  12
      11.5  Default Under January 1997 Agreement.........................................  12
      11.6  Validity and Enforceability of Loan Papers...................................  12

SECTION 12  RIGHTS AND REMEDIES..........................................................  12
      12.1  Remedies Upon Default........................................................  12
      12.2  Company Waivers..............................................................  12
      12.3  Performance by Lender........................................................  13
      12.4  Not in Control...............................................................  13
      12.5  Course of Dealing............................................................  13
      12.6  Cumulative Rights............................................................  13
      12.7  Application of Proceeds......................................................  13
      12.8  Certain Proceedings..........................................................  13

SECTION 13  MISCELLANEOUS................................................................  13
      13.1  Headings.....................................................................  13
      13.2  Nonbusiness Days; Time.......................................................  13
      13.3  Communications...............................................................  13
      13.4  Form and Number of Documents.................................................  14
      13.5  Exceptions to Covenants......................................................  14
      13.6  Survival.....................................................................  14
      13.7  Governing Law................................................................  14
      13.8  Invalid Provisions...........................................................  14
      13.9  Venue; Service of Process; Jury Trial........................................  14
     13.10  Amendments, Consents, Conflicts and Waivers..................................  15
     13.11  Multiple Counterparts........................................................  15
     13.12  Successors and Assigns; Participation........................................  15
     13.13  Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances..  16
     13.14  Entirety.....................................................................  16


                             SCHEDULES AND EXHIBITS
                             ----------------------

Schedule 1        Parties, Addresses and Wiring Information
Schedule 7        Exceptions to January 1997 Agreement Representations

Exhibit A         Revolving Credit Promissory Note
Exhibit B         Guaranty
Exhibit C         Loan Request
Exhibit D         Conversion Request

                                CREDIT AGREEMENT
                                ----------------

     This Credit Agreement is entered into as of October 10, 1997, between The Vail Corporation, a Colorado corporation doing business as "Vail Associates, Inc." ("BORROWER"), and NationsBank of Texas, N.A. ("LENDER").

     In consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

SECTION   DEFINITIONS AND TERMS.
--------  ---------------------

     1.1  Definitions.  Unless otherwise defined in this Agreement, capitalized
          -----------
terms in this Agreement are used as defined in the January 1997 Agreement.

     APPLICABLE MARGIN means, for any day, the margin of interest over the Base Rate or LIBOR, as the case may be, that is applicable when any interest rate is determined under this Agreement. The Applicable Margin is subject to adjustment (upwards or downwards, as appropriate) based on the ratio of Funded Debt to Resort EBITDA, as follows:

RATIO OF FUNDED DEBT            APPLICABLE   APPLICABLE
TO RESORT EBITDA                MARGIN FOR   MARGIN FOR
                                   LIBOR      BASE RATE
                                   LOANS        LOANS
--------------------------------------------------------
Less than 2.25 to 1.00               0.500%       0.000%
--------------------------------------------------------
Greater than or equal to             0.625%       0.000%
 2.25 to 1.00, but less than
 2.75 to 1.00
--------------------------------------------------------
Greater than or equal to             0.750%       0.000%
 2.75 to 1.00, but less than
 3.25 to 1.00
--------------------------------------------------------
Greater than or equal to             1.000%       0.000%
 3.25 to 1.00, but less than
 3.75 to 1.00
--------------------------------------------------------
Greater than or equal to             1.250%       0.125%
 3.75 to 1.00
--------------------------------------------------------

     The ratio of Funded Debt to Resort EBITDA shall be calculated on a consolidated basis for the Companies in accordance with GAAP for the most recently completed fiscal year of the Companies for which results are available. The ratio shall be determined from the Current Financials and any related Compliance Certificate. However, if Borrower fails to furnish to Agent the Current Financials and any related Compliance Certificate when required pursuant to the January 1997 Agreement, then the ratio shall be deemed to be greater than 4.00 to 1.00 until Borrower furnishes the required Current Financials and any related Compliance Certificate to Agent. Furthermore, if the Companies' audited Financial Statements subsequently delivered to Agent for such fiscal year pursuant to the January 1997 Agreement result in a different ratio, such revised ratio (whether higher or lower) shall govern effective as of the date of such delivery. For purposes of determining such ratio, Resort EBITDA for any fiscal year shall include on a pro forma basis all EBITDA for such period relating to assets acquired (including Restricted Subsidiaries formed or organized) during such period, but shall exclude on a pro forma basis all EBITDA for such period relating to any such assets disposed of in accordance with this Agreement during such period.

Until the next required delivery after the date hereof of a Compliance Certificate under the January 1997 Agreement, the ratio of Funded Debt to Resort EBITDA shall be deemed to be greater than 2.75 to 1.00, but less than 3.25 to 1.00.

     APPLICABLE PERCENTAGE means, for any day, the commitment fee percentage applicable under SECTION 4.3 when commitment fees are determined under this Agreement. The Applicable Percentage is subject to adjustment (upwards or downwards, as appropriate) based on the ratio of Funded Debt to Resort EBITDA, as follows:

        RATIO OF FUNDED DEBT                      APPLICABLE
        TO RESORT EBITDA                          PERCENTAGE
        -----------------------------------------------------

        Less than 2.25 to 1.00                         0.125%
        -----------------------------------------------------
        Greater than or equal to 2.25 to 1.00,         0.150%
         but less than 2.75 to 1.00
        -----------------------------------------------------
        Greater than or equal to 2.75 to 1.00,         0.200%
         but less than 3.25 to 1.00
        -----------------------------------------------------
        Greater than or equal to 3.25 to 1.00,         0.300%
        but less than 3.75 to 1.00
        -----------------------------------------------------
        Greater than or equal to 3.75 to 1.00          0.300%
        -----------------------------------------------------

The ratio of Funded Debt to Resort EBITDA shall be determined as described in the definition of "Applicable Margin."

     CLOSING DATE means the date on which counterparts of this Agreement have been executed and delivered by Borrower and Lender.

     COMMITTED SUM means $32,000,000 (as reduced and canceled under this Agreement).

     CONVERSION REQUEST means a request substantially in the form of EXHIBIT D.

     DEFAULT is defined in SECTION 11.

     FACILITY means the revolving credit facility made available to Borrower under this Agreement.

     FUNDING LOSS means any loss or expense that Lender reasonably incurs because (a) Borrower fails or refuses (for any reason whatsoever, other than a default by Lender) to take any Loan that it has requested under this Agreement, or (b) Borrower pays any LIBOR Loan or converts any LIBOR Loan to a Base Rate Loan, in each case, before the last day of the applicable Interest Period.

     GUARANTOR means any Company which has executed and delivered a Guaranty.

     GUARANTY means a guaranty substantially in the form of EXHIBIT B.

     INTEREST PERIOD is determined in accordance with SECTION 3.9.

     JANUARY 1997 AGREEMENT means the $340,000,000 Credit Agreement dated as of January 3, 1997, among The Vail Corporation, NationsBank of Texas, N.A., as Agent, and the Lenders named therein, as amended from time to time.

     LOAN means any amount disbursed by Lender to Borrower or on behalf of any Company under the Loan Papers, either as an original disbursement of funds or the continuation of an amount outstanding.

     LOAN DATE is defined in SECTION 2.2(A).

     LOAN PAPERS means (a) this Agreement and the Note, (b) each Guaranty, and
(c) all renewals, extensions
and restatements of, and amendments and supplements to, any of the foregoing.

     LOAN REQUEST means a request substantially in the form of EXHIBIT C.

     NOTE means a promissory note substantially in the form of EXHIBIT A, as amended, supplemented or restated.

     OBLIGATION means all present and future indebtedness and obligations, and all renewals, increases and extensions thereof, or any part thereof, now or hereafter owed to Lender by the Companies under the Loan Papers, together with all interest accruing thereon, fees, costs and expenses (including, without limitation, all attorneys' fees and expenses incurred in the enforcement or collection thereof) payable under the Loan Papers or in connection with the protection of Rights under the Loan Papers.

     PRINCIPAL DEBT means, at any time, the unpaid principal balance of all Loans.

     TERMINATION DATE means the earlier of (a) April 10, 1998, and (b) the date on which the obligations of the Companies under the January 1997 Agreement are refinanced.

     1.2  Number and Gender of Words.  The singular number includes the plural
          --------------------------
where appropriate and vice versa, and words of any gender include each other gender where appropriate.

     1.3  Accounting Principles.  Under the Loan Papers and any documents
          ---------------------
delivered thereunder, unless otherwise stated, (a) GAAP in effect on the date of this Agreement determines all accounting and financial terms and compliance with financial covenants, (b) otherwise, all accounting principles applied in a current period must be comparable in all material respects to those applied during the preceding comparable period, and (c) while VRI has any consolidated Restricted Subsidiaries, all accounting and financial terms and compliance with financial covenants must be on a consolidating and consolidated basis, as applicable.

SECTION 2 COMMITMENT.
--------- ----------

     2.1  Credit Facility.  Subject to the provisions in the Loan Papers, Lender
          ---------------
hereby agrees to lend to Borrower one or more revolving Loans in an aggregate principal amount outstanding at any time up to the Committed Sum, which Borrower may borrow, repay, and reborrow under this Agreement. Loans are subject to the following conditions:

          (a) Each Loan must occur on a Business Day and no later than the Business Day immediately preceding the Termination Date;

          (b) Each Loan must be in an amount not less than (i) $500,000 or a greater integral multiple of $100,000 (if a Base Rate Loan), or (ii) $1,000,000 or a greater integral multiple of $100,000 (if a LIBOR Loan);

          (c)  The Principal Debt may never exceed the Committed Sum.

      2.2 Loan Procedure.
          --------------

          (a) Borrower may request a Loan by submitting a Loan Request, which is irrevocable and binding on Borrower. It must be received by Lender no later than 1:00 p.m. on the third Business Day preceding the date on which funds are requested (the "LOAN DATE") for any LIBOR Loan or no later than 1:00 p.m. on the Business Day immediately preceding the Loan Date for any Base Rate Loan.

          (b) Lender shall (unless to its actual knowledge any of the applicable conditions precedent have not been satisfied by Borrower or waived) make such funds available to Borrower as directed in the Loan Request.

SECTION 3 TERMS OF PAYMENT.
--------- ----------------

     3.1  Note and Payments.
          -----------------

          (a) Principal Debt under the Facility shall be evidenced by the Note, payable to Lender in the stated principal amount of the Committed Sum.

          (b) Borrower must make each payment on the Obligation to Lender's principal office in Dallas, Texas, in funds that will be available for immediate use by Lender by 12:00 noon on the day due; otherwise, but subject to SECTION 3.8, those funds continue to accrue interest as if they were received on the next Business Day.

     3.2  Interest and Principal Payments; Voluntary Commitment Reductions.
          ----------------------------------------------------------------

          (a) Accrued interest on each LIBOR Loan is due and payable on the last day of its Interest Period. If any Interest Period with respect to a LIBOR Loan is a period greater than three months, then accrued interest is also due and payable on the date three months after the commencement of the Interest Period. Accrued interest on each Base Rate Loan is due and payable on each Quarterly Date (commencing December 31, 1997) and on the Termination Date.

          (b)  The Principal Debt is due and payable on the Termination Date.

          (c) If the Principal Debt ever exceeds the Committed Sum, Borrower shall pay Principal Debt in at least the amount of that excess, together with (i) all accrued and unpaid interest on the principal amount so paid and (ii) any resulting Funding Loss.

          (d) Borrower may voluntarily reduce or prepay the Facility as follows:

               (i) Without premium or penalty and upon giving at least two Business Days prior written and irrevocable notice to Lender, Borrower may terminate all or reduce part of the unused portion of the Committed Sum. Each partial reduction (unless the remaining portion of such commitment is less) must be in an amount of not less than $5,000,000 or a greater integral multiple of $1,000,000. Once terminated or reduced, the Committed Sum may not be reinstated or increased.

               (ii) Borrower may voluntarily prepay all or any part of the Principal Debt at any time without premium or penalty, subject to the following conditions:

                    (A) Lender must receive Borrower's written payment notice
               (which shall specify (1) the payment date, and (2) the Type and amount of the Loan(s) to be paid;

                    (B) each partial payment must be in a minimum amount of at least $500,000 if a Base Rate Loan or $1,000,000 if a LIBOR Loan or, in either case, a greater integral multiple of $100,000;

                    (C) all accrued interest on the principal amount so to be
               prepaid must also be paid in full on the date of payment; and

                    (D) Borrower shall pay any related Funding Loss upon demand.

     3.3  Interest Options.  Except where specifically otherwise provided, Loans
          ----------------
bear interest at an annual rate equal to the lesser of (a) the Base Rate plus the Applicable Margin or LIBOR plus the Applicable Margin for the Interest Period, if any, selected by Borrower (in each case as designated or deemed designated by Borrower), as the case may be, and (b) the Maximum Rate. Each change in the Base Rate and Maximum Rate is effective, without notice to Borrower or any other Person, upon the effective date of change.

     3.4  Quotation of Rates.  A Responsible Officer of Borrower may call Lender
          ------------------
before delivering a Loan Request to receive an indication of the interest rates then in effect, but the indicated rates do not bind Lender or affect the interest rate that is actually in effect when Borrower delivers its Loan Request or on the Loan Date.

     3.5  Default Rate.  If permitted by Law, all past-due Principal Debt and
          ------------
past-due interest bears interest from the date due (stated or by acceleration) at the Default Rate until paid, regardless whether payment is made before or after entry of a judgment.

     3.6  Interest Recapture.  If the designated interest rate applicable to any
          ------------------
Loan exceeds the Maximum Rate, the interest rate on that Loan is limited to the Maximum Rate, but any subsequent reductions in the designated rate shall not reduce the interest rate thereon below the Maximum Rate until the total amount of accrued interest equals the amount of interest that would have accrued if that designated rate had always been in effect. If at maturity (stated or by acceleration), or at final payment of the Note, the total interest paid or accrued is less than the interest that would have accrued if the designated rates had always been in effect, then, at that time and to the extent permitted by Law, Borrower shall pay an amount equal to the difference between (a) the lesser of the amount of interest that would have accrued if the designated rates had always been in effect and the amount of interest that would have accrued if the Maximum Rate had always been in effect, and (b) the amount of interest actually paid or accrued on the Note.

     3.7  Interest Calculations.
          ---------------------

          (a) Interest will be calculated on the basis of actual number of days elapsed (including the first day, but excluding the last day), but computed as if each calendar year consisted of 360 days for LIBOR Loans (unless the calculation would result in an interest rate greater than the Maximum Rate, in which event interest will be calculated on the basis of a year of 365 or 366 days, as the case may be), and 365 or 366 days, as the case may be, for Base Rate Loans. All interest rate determinations and calculations by Lender are conclusive and binding absent manifest error.

          (b) The provisions of this Agreement relating to calculation of the Base Rate and LIBOR are included only for the purpose of determining the rate of interest or other amounts to be paid under this Agreement that are based upon those rates. Lender may fund and maintain its funding of all or any part of each Loan as it selects.

     3.8  Maximum Rate.  Regardless of any provision contained in any Loan Paper
          ------------
or any document related thereto, Lender is not entitled to contract for, charge, take, reserve, receive or apply, as interest on all or any part of the Obligation any amount in excess of the Maximum Rate, and, if Lender ever does so, then any excess shall be treated as a partial payment of principal and any remaining excess shall be refunded to Borrower. In determining if the interest paid or payable exceeds the Maximum Rate, Borrower and Lender shall, to the maximum extent permitted under applicable Law, (a) treat all Loans as but a single extension of credit (and Lender and Borrower agree that is the case and that provision in this Agreement for multiple Loans is for convenience only),
(b) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (c) exclude voluntary payments and their effects, and (d) amortize, prorate, allocate and spread the total amount of interest throughout the entire contemplated term of the Obligation. However, if the Obligation is paid in full before the end of its full contemplated term, and if the interest received for its actual period of existence exceeds the Maximum Amount, Lender shall refund any excess (and Lender shall not, to the extent permitted by Law, be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Amount).

     3.9  Interest Periods.  When Borrower requests any LIBOR Loan, Borrower may
          ----------------
elect the applicable interest period (each an "INTEREST PERIOD"), which may be, at Borrower's option, one, two, three or six months, subject to the following conditions: (a) the initial LIBOR Interest Period commences on the applicable Loan Date or conversion date, and each subsequent LIBOR Interest Period commences on the day when the next preceding applicable Interest Period expires;
(b) if any LIBOR Interest Period begins on a day for which no numerically corresponding Business Day in the calendar month at the end of the Interest Period exists, then the Interest Period ends on the last Business Day of that calendar month; (c) no LIBOR Interest Period for any portion of Principal Debt may extend beyond the scheduled payment date for that portion of Principal Debt; and (d) no more than four LIBOR Interest Periods may be in effect at one time.

     3.10 Conversions.  Subject to the dollar limits and denominations of
          -----------
SECTION 2.1 and the limitations on LIBOR Interest Periods of SECTION 3.9, Borrower may (a) convert all or part of a LIBOR Loan on the last day of the applicable Interest Period to a Base Rate Loan, (b) convert all or part of a Base Rate Loan at any time to a LIBOR Loan, and (c) elect a new Interest Period for all or part of a LIBOR Loan, in each case by delivering a Conversion Request to Lender no later than 1:00 p.m. on the third Business Day before the conversion date or the last day of the Interest Period, as the case may be (for conversion to a LIBOR Loan or election of a new Interest Period), and no later than 1:00 p.m. one Business Day before the last day of the Interest Period (for conversion to a Base Rate Loan). Absent Borrower's notice of conversion or election of a new Interest Period, a LIBOR Loan shall be converted to a Base Rate Loan when the applicable Interest Period expires.

     3.11 Order of Application.
          --------------------

          (a) If no Default or Potential Default exists, any payment shall be applied to the Obligation in the order and manner as Borrower directs.

          (b) If a Default or Potential Default exists or if Borrower fails to give direction, any other payment (including proceeds from the exercise of any Rights hereunder) shall be applied in the following order: (i) to all fees and expenses for which Lender has not been paid or reimbursed in accordance with the Loan Papers (and if such payment is less than all unpaid or unreimbursed fees and expenses, then the payment shall be paid against unpaid and unreimbursed fees and expenses in the order of incurrence or due date); (ii) to accrued interest on the Principal Debt; and (iii) ratably to the remainder of the Obligation.

     3.12 Booking Loans.  To the extent permitted by Law, Lender may make, carry
          -------------
or transfer its Loans at, to, or for the account of any of its branch offices or the office of any of its Affiliates. However, no Affiliate is entitled to receive any greater payment under SECTION 3.14 than Lender would have been entitled to receive with respect to those Loans.

     3.13 Basis Unavailable or Inadequate for LIBOR.  If, on or before any date
          -----------------------------------------
when LIBOR is to be determined for a Loan, Lender determines that the basis for determining the applicable rate is not available or that the resulting rate does not accurately reflect the cost to Lender of making or converting Loans at that rate for the applicable Interest Period, then it shall promptly notify Borrower of that determination (which is conclusive and binding on Borrower absent manifest error) and the applicable Loan shall bear interest at the sum of the Base Rate plus the Applicable Margin. Until Lender notifies Borrower that those circumstances no longer exist, Lender's commitments under this Agreement to make, or to convert to, LIBOR Loans are suspended.

     3.14 Additional Costs.
          ----------------

          (a) With respect to any LIBOR Loan, (i) if any present or future Law imposes, modifies, or deems applicable (or if compliance by Lender with any requirement of any Tribunal results in) any Reserve

     Requirement, and if (ii) those reserves reduce any sums receivable by Lender under this Agreement or increase the costs incurred by Lender in advancing or maintaining any portion of any LIBOR Loan, then (iii) Lender shall deliver to Borrower a certificate setting forth in reasonable detail the calculation of the amount necessary to compensate it for its reduction or increase (which certificate is conclusive and binding absent manifest error), and (iv) Borrower shall promptly pay that amount to Lender upon demand. This paragraph shall survive the satisfaction and payment of the Obligation and termination of this Agreement. This paragraph may be invoked by Lender only if Lender is generally invoking similar provisions against other Persons to which Lender lends funds pursuant to facilities similar to the Facility.

          (b) With respect to any Loan, if any present or future Law regarding capital adequacy or compliance by Lender with any request, directive or requirement now existing or hereafter imposed by any Tribunal regarding capital adequacy, or any change in its written policies or in the risk category of this transaction, reduces the rate of return on its capital as a consequence of its obligations under this Agreement to a level below that which it otherwise could have achieved (taking into consideration its policies with respect to capital adequacy) by an amount deemed by it to be material (and it may, in determining the amount, utilize reasonable assumptions and allocations of costs and expenses and use any reasonable averaging or attribution method), then (unless the effect is already reflected in the rate of interest then applicable under this Agreement) Lender shall notify Borrower and deliver to Borrower a certificate setting forth in reasonable detail the calculation of the amount necessary to compensate it (which certificate is conclusive and binding absent manifest error), and Borrower shall promptly pay that amount to Lender upon demand. This paragraph shall survive the satisfaction and payment of the Obligation and termination of this Agreement. This paragraph may be invoked by Lender only if Lender is generally invoking similar provisions against other Persons to which Lender lends funds pursuant to facilities similar to the Facility.

          (c) Any Taxes payable by Lender or ruled (by a Tribunal) payable by Lender in respect of any Loan Paper or any document related thereto shall, if permitted by Law, be paid by Borrower, together with interest and penalties, if any (other than for Taxes imposed on or measured by the overall net income of Lender and interest and penalties incurred as a result of the gross negligence or willful misconduct of Lender). Lender shall notify Borrower and deliver to Borrower a certificate setting forth in reasonable detail the calculation of the amount of payable Taxes, which certificate is conclusive and binding (absent manifest error), and Borrower shall promptly pay that amount to Lender. If Lender subsequently receives a refund of the Taxes paid to it by Borrower, then it shall promptly pay the refund to Borrower.

     3.15 Change in Laws.  If any Law makes it unlawful for Lender to make or
          --------------
maintain LIBOR Loans, then Lender shall promptly notify Borrower, and (a) as to undisbursed funds, that requested Loan shall be made as a Base Rate Loan, and
(b), as to any outstanding Loan, (i) if maintaining the Loan until the last day of the applicable Interest Period is unlawful, the Loan shall be converted to a Base Rate Loan as of the date of notice, and Borrower shall pay any related Funding Loss, or (ii) if not prohibited by Law, the Loan shall be converted to a Base Rate Loan as of the last day of the applicable Interest Period, or (iii) if any conversion will not resolve the unlawfulness, Borrower shall promptly pay the Loan, without penalty, together with any related Funding Loss. Concurrently with any payment contemplated by clause (iii) of the immediately preceding sentence, Borrower shall borrow a Base Rate Loan in an equal principal amount from Lender and Lender shall fund such Base Rate Loan.

     3.16 Funding Loss.  BORROWER AGREES TO INDEMNIFY LENDER AGAINST, AND PAY TO
          ------------
IT UPON DEMAND, ANY FUNDING LOSS OF LENDER. When Lender demands that Borrower pay any Funding Loss, Lender shall deliver to Borrower a certificate setting forth in reasonable detail the basis for imposing Funding Loss and the calculation of the amount, which calculation is conclusive and binding absent manifest error. The provisions of and undertakings and indemnification set forth in this paragraph shall survive the satisfaction and payment of the Obligation and termination of this Agreement.

     3.17 Lender's Obligation to Mitigate.  Lender agrees that, as promptly as
          -------------------------------
practicable after it becomes
aware of the occurrence of an event or the existence of a condition which would entitle it to exercise any rights under SECTIONS 3.14 OR 3.15, it shall use commercially reasonable efforts to make, fund or maintain the affected Loans through another lending office of Lender if (a) as a result thereof the additional moneys which would otherwise be required to be paid in respect of such Loans would be reduced or the illegality or other adverse circumstances which would otherwise affect such Loans would cease to exist or the increased cost which would otherwise be required to be paid in respect of such Loans would be reduced and (b) the making, funding or maintaining of such Loans through such other lending office would not otherwise materially adversely affect such Loans or Lender.

SECTION 4 FEES.
--------- ----

     4.1  Treatment of Fees.  The fees described in this SECTION 4 (a) are not
          -----------------
compensation for the use, detention, or forbearance of money, (b) are in addition to, and not in lieu of, interest and expenses otherwise described in this Agreement, (c) are payable in accordance with SECTION 3.1(B), (d) are non-refundable, and (e) to the fullest extent permitted by Law, bear interest, if not paid when due, at the Default Rate.

     4.2  Underwriting Fee.  Borrower shall pay Lender on the Closing Date an
          ----------------
underwriting fee equal to 0.25% of the Committed Sum.

     4.3  Commitment Fee.  Borrower shall pay Lender a commitment fee, payable
          --------------
as it accrues on each Quarterly Date and on the Termination Date, equal to the Applicable Percentage (per annum), of the amount by which the Committed Sum exceeds the average daily Principal Debt, in each case during the calendar quarter (or portion thereof) ending on such date, calculated on the basis of the actual number of days elapsed (including the first day, but excluding the last day) in a calendar year of 365 or 366 days, as the case may be.

SECTION 5 SECURITY.
--------- --------

     5.1  Guaranties.  All obligations of Borrower under the Loan Papers to
          ----------
which it is a party shall be guaranteed in accordance with a Guaranty of even date herewith, executed by each Restricted Company (other than Borrower).

     5.2  Additional Security and Guaranties.  Lender may, without notice or
          ----------------------------------
demand and without affecting any Person's obligations under the Loan Papers, from time to time (i) receive and hold collateral from any Person for the payment of all or any part of the Obligation and exchange, enforce or release all or any part of that collateral and (ii) accept and hold any endorsement or guaranty of payment of all or any part of the Obligation and release any endorser or guarantor, or any Person who has given any other security for the payment of all or any part of the Obligation, or any other Person in any way obligated to pay all or any part of the Obligation; provided, however, that the provisions of this SECTION 5.2 shall in no event be construed to obligate any Company to deliver to Lender any collateral.

SECTION 6 CONDITIONS PRECEDENT.
--------- --------------------

     6.1  Initial Advance.  In addition to the items described in SECTION 6.2,
          ---------------
Lender will not be obligated to fund the initial Loan unless Lender has received each of the following items:

          (a)  the Note;

          (b) a Guaranty executed by each Restricted Company (other than Borrower);

          (c)  the initial Loan Request;

          (d) an Officers' Certificate for each Company, updating the Officers' Certificate delivered in connection with the initial closing under the January 1997 Agreement;

          (e) Certificates of Existence and Good Standing (Account Status) for each of VRI, VHI and Borrower from its state of organization and each other state where it does business, each dated after September 15, 1997;

          (f)  Legal opinion of James S. Mandel;

          (g)  Payment in full of all amounts then due under SECTION 8.5 and
     SECTION 4.2;

     6.2  Each Advance.    Lender will not be obligated to fund (as opposed to
          ------------
continue or convert) any Loan (including the initial Loans) unless on the applicable date (and after giving effect to the requested Loan): (a) Lender shall have timely received a Loan Request; (b) all of the representations and warranties of the Companies in the Loan Papers are true and correct in all material respects (unless they speak to a specific date or are based on facts which have changed by transactions contemplated or permitted by this Agreement);
(c) no Material Adverse Event, Default or Potential Default exists; and (d) the funding of the Loan is permitted by Law. Upon Lender's reasonable request, Borrower shall deliver to Lender evidence substantiating any of the matters in the Loan Papers that are necessary to enable Borrower to qualify for the Loan. Each condition precedent in this Agreement is material to the transactions contemplated by this Agreement, and time is of the essence with respect to each condition precedent. Lender may fund any Loan without all conditions being satisfied, but, to the extent permitted by Law, that funding and issuance shall not be deemed to be a waiver of the requirement that each condition precedent be satisfied as a prerequisite for any subsequent funding or issuance, unless Lender specifically waives each item in writing.

SECTION 7 REPRESENTATIONS AND WARRANTIES.  Borrower represents and warrants to
--------- ------------------------------
Lender as follows:

     7.1  Existing Representations.  Except as set forth on SCHEDULE 7 hereto,
          ------------------------
each of the representations and warranties set forth in Section 7 of the January 1997 Agreement is true and correct as of the date of this Agreement (except to the extent that they speak to a specific date or the facts on which they are based have been changed by transactions contemplated or permitted by the January 1997 Agreement or this Agreement).

     7.2  Incurrence of Obligation.  The Principal Debt to be incurred by
          ------------------------
Borrower under this Agreement qualifies as "Permitted Debt" under clause (h) of the definition of such term in the January 1997 Agreement.

     7.3  Authorization and Contravention.  The execution and delivery by each
          -------------------------------
Company of each Loan Paper or related document to which it is a party and the performance by it of its obligations thereunder (a) are within its corporate power, (b) have been duly authorized by all necessary corporate action, (c) require no action by or filing with any Tribunal (other than any action or filing that has been taken or made on or before the date of this Agreement), (d) do not violate any provision of its charter or bylaws, (e) do not violate any provision of Law or any order of any Tribunal applicable to it, other than violations that individually or collectively are not a Material Adverse Event,
(f) do not violate any Material Agreements to which it is a party, or (g) do not result in the creation or imposition of any Lien on any asset of any Company.

     7.4  Binding Effect.  Upon execution and delivery by all parties thereto,
          --------------
each Loan Paper which is a contract will constitute a legal and binding obligation of each Company party thereto, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity.

     7.5  Full Disclosure.  Each material fact or condition relating to the Loan
          ---------------
Papers or the financial condition, business or property of any Company has been disclosed to Lender. All information furnished by any Company to Lender in connection with the Loan Papers on or before the date of this Agreement was, taken as a whole, true and accurate in all material respects or based on reasonable estimates on the date the information is stated or certified.

SECTION 8 AFFIRMATIVE COVENANTS.  So long as Lender is committed to fund Loans
--------- ---------------------
and thereafter until the Obligation is paid in full, Borrower covenants and agrees as follows:

     8.1  Existing Affirmative Covenants.  Borrower shall comply (and shall
          ------------------------------
cause each other Company to comply) with the affirmative covenants set forth in
Section 8 of the January 1997 Agreement.

     8.2  Items to be Furnished.  Borrower shall cause the following to be
          ---------------------
furnished to Lender:

          (a) Notice, promptly after any Company knows or has reason to know, of (i) any change in any material fact or circumstance represented or warranted by any Company in connection with any Loan Paper, or (ii) a Default or Potential Default, specifying the nature thereof and what action the Companies have taken, are taking, or propose to take.

          (b) Promptly upon reasonable request by Lender, information (not otherwise required to be furnished under the Loan Papers) respecting the business affairs, assets and liabilities of the Companies (including, but not limited to, seasonal operating statistics, annual budgets, etc.) and opinions, certifications and documents in addition to those mentioned in this Agreement; provided, however, that Lender shall not disclose to any third Person any data or information obtained thereby in accordance with the provisions of this paragraph (b), except (i) with the prior written consent of the appropriate Company, (ii) to the extent necessary to comply with Law or the ruling of any Tribunal in which event, Lender shall notify the appropriate Company as promptly as practicable (and, if possible, prior to making such disclosure) and shall seek confidential treatment of the information desired, (iii) at the request of any banking or other regulatory authority, or (iv) to their respective Representatives to the extent such disclosure is necessary in connection with the transactions contemplated by the Loan Papers.

     8.3  Use of Proceeds.  Borrower will use the proceeds of the Loans for
          ---------------
general corporate purposes and capital expenditures of the Companies. No part of the proceeds of any Loan will be used, directly or indirectly, for a purpose that violates any Law, including without limitation, the provisions of Regulations G or U.

     8.4  Inspections.  Upon reasonable request, each Company will allow Lender
          -----------
(or its Representatives) to inspect any of its properties, to review reports, files and other records and to make and take away copies, to conduct tests or investigations, and to discuss any of its affairs, conditions and finances with its other creditors, directors, officers, employees or representatives from time to time, during reasonable business hours; provided, however, that Lender and its Representatives shall not disclose to any Person any data or information obtained thereby in accordance with the provisions of this SECTION 8.4 which is not a matter of public knowledge, except (i) with the prior written consent of the appropriate Company, (ii) to the extent necessary to comply with Law or the ruling of any Tribunal in which event, Lender and/or its Representatives shall notify the appropriate Company as promptly as practicable (and, if possible, prior to making such disclosure) and shall seek confidential treatment of the information desired, (iii) at the request of any banking or other regulatory authority, or (iv) to their respective Representatives to the extent such disclosure is necessary in connection with the transactions contemplated by the Loan Papers.

     8.5  Expenses.  Borrower shall promptly pay upon demand (a) all reasonable
          --------
and customary costs, fees, and expenses paid or incurred by Lender and its Affiliates in connection with the arrangement and negotiation of the Facility and the negotiation, preparation, delivery and execution of the Loan Papers and any related amendment, waiver, or consent (including in each case, without limitation, the reasonable fees and expenses of Lender's counsel) and (b) all reasonable costs and expenses of Lender incurred in connection with the enforcement of the obligations of any Company arising under the Loan Papers or the exercise of any Rights arising under the Loan Papers (including, but not limited to, reasonable attorneys' fees and court costs), all of which shall be a part of the Obligation and shall bear interest, if not paid upon demand, at the Default Rate until paid.

     8.6   Subsidiaries.  Subject to Section 9.8 of the January 1997 Agreement,
           ------------
the Companies may create or acquire additional Subsidiaries (including Unrestricted Subsidiaries); provided that each Person that becomes a Restricted Subsidiary after the date of this Agreement (whether as a result of acquisition, creation or otherwise) shall execute and deliver a Guaranty within 10 days after becoming a Restricted Subsidiary.

     8.7   Indemnification.  BORROWER SHALL INDEMNIFY, PROTECT AND HOLD LENDER
           ---------------
AND ITS RESPECTIVE AFFILIATES, REPRESENTATIVES, SUCCESSORS AND ASSIGNS AND ATTORNEYS (COLLECTIVELY, THE "INDEMNIFIED PARTIES") HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS AND PROCEEDINGS AND ALL COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, ALL ATTORNEYS' FEES AND LEGAL EXPENSES WHETHER OR NOT SUIT IS BROUGHT) AND DISBURSEMENTS OF ANY KIND OR NATURE (THE "INDEMNIFIED LIABILITIES") THAT MAY AT ANY TIME BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE INDEMNIFIED PARTIES, IN ANY WAY RELATING TO OR ARISING OUT OF (a) THE DIRECT OR INDIRECT RESULT OF THE VIOLATION BY ANY COMPANY OF ANY ENVIRONMENTAL LAW, (b) ANY COMPANY'S GENERATION, MANUFACTURE, PRODUCTION, STORAGE, RELEASE, THREATENED RELEASE, DISCHARGE, DISPOSAL OR PRESENCE IN CONNECTION WITH ITS PROPERTIES OF A HAZARDOUS SUBSTANCE (INCLUDING, WITHOUT LIMITATION, (i) ALL DAMAGES OF ANY USE, GENERATION, MANUFACTURE, PRODUCTION, STORAGE, RELEASE, THREATENED RELEASE, DISCHARGE, DISPOSAL OR PRESENCE, OR (ii) THE COSTS OF ANY ENVIRONMENTAL INVESTIGATION, MONITORING, REPAIR, CLEANUP OR DETOXIFICATION AND THE PREPARATION AND IMPLEMENTATION OF ANY CLOSURE, REMEDIAL OR OTHER PLANS), OR (c) THE LOAN PAPERS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN. HOWEVER, ALTHOUGH EACH INDEMNIFIED PARTY HAS THE RIGHT TO BE INDEMNIFIED FOR ITS OWN ORDINARY NEGLIGENCE, NO INDEMNIFIED PARTY HAS THE RIGHT TO BE INDEMNIFIED FOR ITS OWN FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. THE PROVISIONS OF AND UNDERTAKINGS AND INDEMNIFICATION SET FORTH IN THIS PARAGRAPH SHALL SURVIVE THE SATISFACTION AND PAYMENT OF THE OBLIGATION AND TERMINATION OF THIS AGREEMENT.

SECTION 9  NEGATIVE COVENANTS.  So long as Lender is committed to fund Loans and
---------  ------------------
thereafter until the Obligation is paid in full, Borrower covenants and agrees as follows:

     9.1   Existing Negative Covenants.  Borrower shall comply (and shall cause
           ---------------------------
each of the other Companies to comply) with each of the negative covenants set forth in Section 9 of the January 1997 Agreement.

     9.2   Taxes.  No Company shall use any portion of the proceeds of any Loan
           -----
to pay the wages of employees, unless a timely payment to or deposit with the United States of America of all amounts of Tax required to be deducted and withheld with respect to such wages is also made.

     9.3   Assignment.  No Company shall assign or transfer any of its Rights or
           ----------
cause to be delegated its duties or obligations under any of the Loan Papers.

SECTION 10 FINANCIAL COVENANTS.  So long as Lender is committed to fund Loans
---------- -------------------
and thereafter until the Obligation is paid and performed in full (except for provisions under the Loan Papers expressly intended to survive payment of the Obligation and termination of the Loan Papers), Borrower covenants and agrees to comply with each of the financial covenants set forth in Section 10 of the January 1997 Agreement.

SECTION 11 DEFAULT.  The term "DEFAULT" means the occurrence of any one or more
---------- -------
of the following events:

     11.1  Payment of Obligation.  The failure or refusal of any Company to pay
           ---------------------
(i) any principal payment contemplated by SECTION 3.2(b) of this Agreement after such payment becomes due and payable hereunder, (ii) any principal payment (other than those contemplated by SECTION 3.2(b)) or interest payment contemplated to be made hereunder within 3 Business Days after demand therefor by Lender, and (iii) any amount contemplated to be paid hereunder in respect of fees, costs, expenses or indemnities within 10 Business Days after demand therefor by Lender.

     11.2  Covenants.  The failure or refusal of any Company to punctually and
           ---------
properly perform, observe, and comply with:

           (a) Any covenant, agreement or condition applicable to it contained in SECTIONS 8.3 or 9.3; or

           (b) Any other covenant, agreement or condition applicable to it contained in any Loan Paper (other than the covenants to pay the Obligation and the covenants in clause (a) preceding), and failure or refusal continues for 30 days.

     11.3  Debtor Relief.  Any Restricted Company (a) fails to pay its Debts
           -------------
generally as they become due, (b) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Relief Law, or (c) becomes a party to or is made the subject of any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the Rights of Lender granted in the Loan Papers (unless, if the proceeding is involuntary, the applicable petition is dismissed within 60 days after its filing).

     11.4  Misrepresentation.  Any material representation or warranty made by
           -----------------
any Company in connection with any Loan Paper at any time proves to have been materially incorrect when made; provided that if such Company made such representation or warranty in good faith without any knowledge on the part of the Companies that it was materially incorrect, such misrepresentation shall not constitute a Default if the Companies notify Lender of such misrepresentation within 5 Business Days after such Company has knowledge thereof.

     11.5  Default Under January 1997 Agreement.  Any "Default" occurs under
           ------------------------------------
Section 11 of the January 1997 Agreement.

     11.6  Validity and Enforceability of Loan Papers. Except in accordance with
           ------------------------------------------
its terms or as otherwise expressly permitted by this Agreement, any Loan Paper at any time after its execution and delivery ceases to be in full force and effect in any material respect or is declared to be null and void or its validity or enforceability is contested by any Company party thereto or any Company denies that it has any further liability or obligations under any Loan Paper to which it is a party.

SECTION 12 RIGHTS AND REMEDIES.
---------- -------------------

     12.1  Remedies Upon Default.
           ---------------------

           (a) If a Default exists under SECTION 11.3, the commitment to extend credit under this Agreement automatically terminates, the entire unpaid balance of the Obligation automatically becomes due and payable without any action of any kind whatsoever.

           (b) If any Default exists, Lender may do any one or more of the following: (i) if the maturity of the Obligation has not already been accelerated under SECTION 12.1(A), declare the entire unpaid balance of all or any part of the Obligation immediately due and payable, whereupon it is due and payable; (ii) terminate the commitments of Lender to extend credit or to continue or convert any Loan under this Agreement; (iii) reduce any claim to judgment; and (iv) exercise any and all other legal or equitable Rights afforded by the Loan Papers, the Laws of the State of New York, or any other applicable jurisdiction.

     12.2  Company Waivers.  TO THE EXTENT PERMITTED BY LAW, EACH COMPANY WAIVES
           ---------------
PRESENTMENT AND DEMAND FOR PAYMENT, PROTEST, NOTICE OF INTENTION TO ACCELERATE, NOTICE OF ACCELERATION AND NOTICE OF PROTEST AND NONPAYMENT, AND AGREES THAT ITS LIABILITY WITH RESPECT TO ALL OR ANY PART OF THE OBLIGATION IS NOT AFFECTED BY ANY RENEWAL OR EXTENSION IN THE TIME OF PAYMENT OF ALL OR ANY PART OF THE OBLIGATION, BY ANY INDULGENCE, OR BY ANY RELEASE OR CHANGE IN ANY SECURITY FOR THE PAYMENT OF ALL OR ANY PART OF THE OBLIGATION.

     12.3  Performance by Lender.  If any covenant, duty or agreement of any
           ---------------------
Company is not performed in
accordance with the terms of the Loan Papers, Lender may, while a Default exists, at its option, perform or attempt to perform that covenant, duty or agreement on behalf of that Company (and any amount expended by Lender in its performance or attempted performance is payable by the Companies, jointly and severally, to Lender on demand, becomes part of the Obligation, and bears interest at the Default Rate from the date of Lender's expenditure until paid). However, Lender does not assume and shall never have, except by its express written consent, any liability or responsibility for the performance of any covenant, duty or agreement of any Company.

     12.4  Not in Control.  None of the covenants or other provisions contained
           --------------
in any Loan Paper shall, or shall be deemed to, give Lender the Right to exercise control over the assets (including, without limitation, real property), affairs, or management of any Company; the power of Lender is limited to the Right to exercise the remedies provided in this SECTION 12.

     12.5  Course of Dealing.  The acceptance by Lender of any partial payment
           -----------------
on the Obligation shall not be deemed to be a waiver of any Default then existing. No waiver by Lender of any Default shall be deemed to be a waiver of any other then-existing or subsequent Default. No delay or omission by Lender in exercising any Right under the Loan Papers will impair that Right or be construed as a waiver thereof or any acquiescence therein, nor will any single or partial exercise of any Right preclude other or further exercise thereof or the exercise of any other Right under the Loan Papers or otherwise.

     12.6  Cumulative Rights.  All Rights available to Lender under the Loan
           -----------------
Papers are cumulative of and in addition to all other Rights granted to Lender at law or in equity, whether or not the Obligation is due and payable and whether or not Lender has instituted any suit for collection, foreclosure, or other action in connection with the Loan Papers.

     12.7  Application of Proceeds.  Any and all proceeds ever received by
           -----------------------
Lender from the exercise of any Rights pertaining to the Obligation shall be applied to the Obligation according to SECTION 3.11.

     12.8  Certain Proceedings.  The Companies will promptly execute and
           -------------------
deliver, or cause the execution and delivery of, all applications, certificates, instruments, registration statements and all other documents and papers Lender reasonably requests in connection with the obtaining of any consent, approval, registration, qualification, permit, license or authorization of any Tribunal or other Person necessary or appropriate for the effective exercise of any Rights under the Loan Papers. Because Borrower agrees that Lender's remedies at Law for failure of the Companies to comply with the provisions of this paragraph would be inadequate and that failure would not be adequately compensable in damages, Borrower agrees that the covenants of this paragraph may be specifically enforced.

SECTION 13 MISCELLANEOUS.
---------- -------------

     13.1  Headings.  The headings, captions and arrangements used in any of the
           --------
Loan Papers are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of the Loan Papers, nor affect the meaning thereof.

     13.2  Nonbusiness Days; Time.  Any payment or action that is due under any
           ----------------------
Loan Paper on a non-Business Day may be delayed until the next-succeeding Business Day (but interest shall continue to accrue on any applicable payment until payment is in fact made) unless the payment concerns a LIBOR Loan, in which case if the next-succeeding Business Day is in the next calendar month, then such payment shall be made on the next-preceding Business Day. Unless otherwise indicated, all time references (e.g., 1:00 p.m.) are to Dallas, Texas time.

     13.3  Communications.  Unless otherwise specifically provided, whenever any
           --------------
Loan Paper requires or permits any consent, approval, notice, request or demand from one party to another, communication must be in writing (which may be by telex or telecopy) to be effective and shall be deemed to have been given (a) if by telex, when transmitted to the appropriate telex number and the appropriate answerback is received, (b) if by telecopy, when transmitted to the appropriate telecopy number (and all communications sent by telecopy must be confirmed promptly thereafter by telephone; but any requirement in this parenthetical shall not affect the date when the telecopy shall be deemed to have been delivered), (c) if by mail, on the third Business Day after it is enclosed in an envelope and properly addressed, stamped, sealed, and deposited in the appropriate official postal service, or (d) if by any other means, when actually delivered. Until changed by notice pursuant to this Agreement, the address (and telecopy number) for each party to a Loan Paper is set forth on the attached
SCHEDULE 1.

     13.4 Form and Number of Documents.  The form, substance, and number of
          ----------------------------
counterparts of each writing to be furnished under the Loan Papers must be satisfactory to Lender and its counsel, each in its reasonable discretion.

     13.5 Exceptions to Covenants.  The Companies may not take or fail to take
          -----------------------
any action that is permitted as an exception to any of the covenants contained in any Loan Paper if that action or omission would result in the breach of any other covenant contained in any Loan Paper.

     13.6 Survival.  All covenants, agreements, undertakings, representations
          --------
and warranties made in any of the Loan Papers survive all closings under the Loan Papers and, except as otherwise indicated, are not affected by any investigation made by any party.

     13.7 Governing Law.  The Laws (other than conflict-of-laws provisions) of
          -------------
the State of New York and of the United States of America govern the Rights and duties of the parties to the Loan Papers and the validity, construction, enforcement and interpretation of the Loan Papers.

     13.8 Invalid Provisions.  Any provision in any Loan Paper held to be
          ------------------
illegal, invalid or unenforceable is fully severable; the appropriate Loan Paper shall be construed and enforced as if that provision had never been included; and the remaining provisions shall remain in full force and effect and shall not be affected by the severed provision. Lender and the Companies shall negotiate, in good faith, the terms of a replacement provision as similar to the severed provision as may be possible and be legal, valid and enforceable.

     13.9 Venue; Service of Process; Jury Trial. EACH PARTY TO ANY LOAN PAPER,
          -------------------------------------
IN EACH CASE FOR ITSELF, ITS SUCCESSORS AND ASSIGNS (AND IN THE CASE OF BORROWER, FOR EACH OTHER COMPANY), (a) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF TEXAS, (b) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THE LOAN PAPERS AND THE OBLIGATION BROUGHT IN DISTRICT COURTS OF DALLAS OR HARRIS COUNTY, TEXAS, OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN OR SOUTHERN DISTRICT OF TEXAS, DALLAS OR HOUSTON DIVISION, (c) IRREVOCABLY WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY OF THE AFOREMENTIONED COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (d) IRREVOCABLY AGREES THAT ANY LEGAL PROCEEDING AGAINST ANY PARTY TO ANY LOAN PAPER ARISING OUT OF OR IN CONNECTION WITH THE LOAN PAPERS OR THE OBLIGATION MAY BE BROUGHT IN ONE OF THE AFOREMENTIONED COURTS, AND (e) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY LOAN PAPER. The scope of each of the foregoing waivers is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Borrower (for itself and on behalf of each other Company) acknowledges that these waivers are a material inducement to Lender's agreement to enter into a business relationship, that Lender has already relied on these waivers in entering into this Agreement, and that Lender will continue to rely on each of these waivers in related future dealings. Borrower (for itself and on behalf of each other

Company) further warrants and represents that it has reviewed these waivers with its legal counsel, and that it knowingly and voluntarily agrees to each waiver following consultation with legal counsel. THE WAIVERS IN THIS SECTION 13.9 MAY NOT BE MODIFIED EXCEPT IN ACCORDANCE WITH SECTION 13.10, AND SHALL, EXCEPT TO THE EXTENT WAIVED OR MODIFIED IN ACCORDANCE WITH SECTION 13.10, APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS OR PLACEMENTS TO OR OF THIS OR ANY OTHER LOAN PAPER. In the event of Litigation, this Agreement may be filed as a written consent to a trial by the court.

     13.10 Amendments, Consents, Conflicts and Waivers.
           -------------------------------------------

           (a) Unless otherwise specifically provided, (i) this Agreement may be amended only by an instrument in writing executed by Borrower and Lender and supplemented only by documents delivered or to be delivered in accordance with the express terms of this Agreement, and (ii) the other Loan Papers may only be the subject of an amendment, modification or waiver that has been approved by Lender and Borrower.

           (b) Any conflict or ambiguity between the terms and provisions of this Agreement and terms and provisions in any other Loan Paper is controlled by the terms and provisions of this Agreement.

           (c) No course of dealing or any failure or delay by Lender or any of its Representatives with respect to exercising any Right under this Agreement operates as a waiver thereof. A waiver must be in writing and signed by Lender to be effective, and a waiver will be effective only in the specific instance and for the specific purpose for which it is given.

     13.11 Multiple Counterparts.  Each Loan Paper (other than the Note) may be
           ---------------------
executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of thereof, it shall not be necessary to produce or account for more than one counterpart. This Agreement shall become effective when counterparts of this Agreement have been executed and delivered by Lender and Borrower.

     13.12 Successors and Assigns; Participation.
           -------------------------------------

           (a) The Loan Papers bind and inure to the benefit of the parties hereto, any intended beneficiary thereof, and each of their respective successors and permitted assigns. Lender may not transfer, pledge, assign, sell any participation in, or otherwise encumber its portion of the Obligation, except as permitted by this SECTION 13.12.

           (b) Lender may, in the ordinary course of its business, at any time sell to one or more Participants participating interests in all or any part of its Rights and obligations under the Loan Papers. Lender shall remain a "Lender" under this Agreement (and the Participant shall not constitute a "Lender" under this Agreement) and its obligations under this Agreement shall remain unchanged. Lender shall remain solely responsible for the performance of its obligations under the Loan Papers and shall remain the holder of the Principal Debt for all purposes under this Agreement. Borrower shall continue to deal solely and directly with Lender in connection with Lender's Rights and obligations under the Loan Papers. Participants have no Rights under the Loan Papers, other than certain voting Rights as provided below. Subject to the following, Lender may obtain (on behalf of its Participants) the benefits of SECTION 3 with respect to all participations in its part of the Obligation outstanding from time to time so long as Borrower is not obligated to pay any amount in excess of the amount that would be due to that Lender under SECTION 3 calculated as though no participation have been made. Lender may not sell any participating interest under which the Participant has any Rights to approve any amendment, modification or waiver of any Loan Paper, except to the extent the amendment, modification or waiver extends the due date for payment of any principal, interest or fees due under the Loan Papers or reduces the interest rate or the amount of principal or fees applicable to the Obligation (except reductions contemplated by this Agreement). The relevant participation agreement shall prohibit the Participant from transferring, pledging, assigning, selling participation in, or otherwise encumbering its portion of the Obligation.

           (c) This SECTION 13.12 relates to absolute assignments and, notwithstanding SECTION 13.12(a), does not prohibit assignments creating security interests. Specifically, without limitation, Lender may at any time, without the consent of Borrower, assign all or any part of its Rights under the Loan Papers to a Federal Reserve Bank without releasing Lender from its obligations thereunder.

     13.13 Discharge Only Upon Payment in Full; Reinstatement in Certain
           -------------------------------------------------------------
Circumstances.  Each Company's obligations under the Loan Papers remain in full
-------------
force and effect until the Committed Sum is terminated and the Obligation is paid in full (except for provisions under the Loan Papers expressly intended to survive payment of the Obligation and termination of the Loan Papers). If at any time any payment of the principal of or interest on the Note or any other amount payable by Borrower or any other obligor on the Obligation under any Loan Paper is rescinded or must be restored or returned upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, the obligations of each Company under the Loan Papers with respect to that payment shall be reinstated as though the payment had been due but not made at that time.

     13.14 ENTIRETY.  THE RIGHTS AND OBLIGATIONS OF THE COMPANIES AND LENDER
           --------
SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS AMONG THE PARTIES ARE SUPERSEDED BY AND MERGED INTO THOSE WRITINGS. THIS AGREEMENT AND THE OTHER WRITTEN LOAN PAPERS (EACH AS AMENDED IN WRITING FROM TIME TO TIME) EXECUTED BY ANY COMPANY OR LENDER REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES. This Agreement supersedes all prior written agreements and understandings relating to the subject matter hereof, and may be supplemented only by documents delivered in accordance with the terms hereof.

     EXECUTED as of the day and year first mentioned.

                             THE VAIL CORPORATION


                              By:
                              Name:
                              Title:

                              NATIONSBANK OF TEXAS, N.A.



                              By:
                              Frank M. Johnson
                              Senior Vice President

                                   SCHEDULE 1

                   PARTIES, ADDRESSES AND WIRING INFORMATION
                   -----------------------------------------

BORROWER AND ALL OTHER COMPANIES
--------------------------------

THE VAIL CORPORATION
Post Office Box 7
Vail, Colorado  81658
137 Benchmark Road
Avon, Colorado 81620
Attn:  James P. Donohue
       Senior Vice President and Chief Financial Officer
Phone: 970/845-2516
FAX:   970/845-2520

copy to:

James Mandel, Esq.
Senior Vice President and General Counsel
Vail Resorts, Inc.
Post Office Box 7
Vail, Colorado  81658
137 Benchmark Road
Avon, Colorado 81620
Phone: 970/845-2512
FAX:   970/845-2912 or 845-2667


LENDER
------

NATIONSBANK OF TEXAS, N.A.
901 Main Street, 67th Floor
Dallas, Texas 75202
Attn:  Frank M. Johnson
       Senior Vice President
Phone: 214/508-3091
FAX:   214/508-0980

copy to:

Porter & Hedges, L.L.P.
700 Louisiana, 35th Floor
Houston, Texas  77002-2764
Attn:  F. Walter Bistline, Jr.
Phone: 713/226-0681
FAX:   713/228-4935

                              WIRING INFORMATION
                              ------------------

THE VAIL CORPORATION
--------------------

  Location of account:  NationsBank of Texas, N.A. (Dallas, Texas)

  ABA #:  111000025
  Account No.:  129-2688745


NATIONSBANK OF TEXAS, N.A.
--------------------------

  Location of account:  NationsBank of Texas, N.A. (Dallas, Texas)
  ABA #:  111000025
  FTA Acct. # 0180019828
  Attention:  Commercial Loans
  (Ref. The Vail Corporation)

                                   SCHEDULE 7

              EXCEPTIONS TO JANUARY 1997 AGREEMENT REPRESENTATIONS
              ----------------------------------------------------


                         (To be completed by Borrower.)

                                   EXHIBIT A
                                   ---------


                        REVOLVING CREDIT PROMISSORY NOTE


                                        $32,000,000Dallas, TexasOctober 10, 1997


  For value received, THE VAIL CORPORATION ("MAKER"), hereby promises to pay to the order of NationsBank of Texas, N.A. ("PAYEE") on or before the Termination Date, the principal amount of $32,000,000, or so much thereof as may be disbursed and outstanding hereunder, together with interest, as hereinafter described.

  This note has been executed and delivered under, and is subject to the terms of, the Credit Agreement dated as of October 10, 1997 (as amended, supplemented or restated, the "CREDIT AGREEMENT"), between Maker and Payee and is the "Note" referred to therein. Unless defined herein or the context otherwise requires, capitalized terms used herein have the meaning given to such terms in the Credit Agreement. Reference is made to the Credit Agreement for provisions affecting this note regarding applicable interest rates, principal and interest payment dates, final maturity, acceleration of maturity, exercise of Rights, payment of attorneys' fees, court costs and other costs of collection, and certain waivers by Maker and others now or hereafter obligated for payment of any sums due hereunder.

  This note is a Loan Paper and, therefore, is subject to the applicable provisions of SECTION 13 of the Credit Agreement, all of which applicable provisions are incorporated herein by reference the same as if set forth herein verbatim.

  Specific reference is made to SECTION 3.8 of the Credit Agreement for usury savings provisions.


                              THE VAIL CORPORATION



                              By:
                              Name:
                              Title:

                                   EXHIBIT B
                                   ---------

                                    GUARANTY

  THIS GUARANTY is executed as of ___________, 19__, by each of the undersigned (each a "GUARANTOR" and collectively the "GUARANTORS") for the benefit of NATIONSBANK OF TEXAS, N.A.("LENDER") pursuant to the Credit Agreement with THE VAIL CORPORATION ("BORROWER") dated as of October 10, 1997 (as hereafter amended, supplemented, or restated, the "CREDIT AGREEMENT"). Capitalized terms not otherwise defined herein are used as defined in the Credit Agreement.

  A. Each Guarantor is an Affiliate of Borrower.

  B. The execution and delivery of this Guaranty is an integral part of the transactions contemplated by the Loan Papers and a condition precedent to Lender's obligations to extend credit under the Credit Agreement.

  C. In each Guarantor's judgment, the value of the consideration received and to be received by it under the Loan Papers is reasonably worth at least as much as its liability and obligation under this Guaranty, and such liability and obligation may reasonably be expected to benefit it directly or indirectly.

  NOW, THEREFORE, each Guarantor jointly and severally guarantees to Lender the prompt payment at maturity (by acceleration or otherwise), and at all times thereafter, of the Guaranteed Debt owing to Lender as follows:

  1.  Borrower.  The term "BORROWER" includes, without limitation, Borrower as
      --------
a debtor-in-possession and any party hereafter appointed Receiver for Borrower or all or substantially all of its assets under any Debtor Relief Law.

  2.  Guaranteed Debt.  The term "GUARANTEED DEBT" means all present and future
      ---------------
indebtedness and obligations, and all renewals, increases and extensions thereof, or any part thereof, now or hereafter owed to Lender by Borrower under the Loan Papers to which it is a party, together with all interest accruing thereon, fees, costs and expenses (including, without limitation, (a) all attorneys' fees and expenses incurred pursuant to, or in connection with the protection of Rights under, the Loan Papers to which Borrower is a party, and
(b) amounts that would become due but for operation of Section 502, 506 or any other applicable provision of Title 11 of the United States Code), together with all pre- and post-maturity interest thereon (including, without limitation, all post-petition interest if Borrower voluntarily or involuntarily files for bankruptcy protection) and any and all costs, attorneys' fees and expenses reasonably incurred by Lender to enforce Borrower's payment of any of the foregoing indebtedness.

  3.  Absolute Guaranty.  This instrument is an absolute, irrevocable and
      -----------------
continuing guaranty, and the circumstance that at any time or from time to time the Guaranteed Debt may be paid in full does not affect the obligation of any Guarantor with respect to the Guaranteed Debt of Borrower thereafter incurred. NOTWITHSTANDING ANY CONTRARY PROVISION IN THIS GUARANTY, HOWEVER, EACH GUARANTOR'S MAXIMUM LIABILITY HEREUNDER IS LIMITED, TO THE EXTENT, IF ANY, REQUIRED SO THAT ITS LIABILITY IS NOT SUBJECT TO AVOIDANCE UNDER ANY DEBTOR RELIEF LAW.

  4.  Representations and Warranties.  Each Guarantor acknowledges that certain
      ------------------------------
representations and warranties contained in the other Loan Papers (including, without limitation, SECTION 7 of the Credit Agreement) apply to it and hereby represents and warrants to Lender that each such representation and warranty is true and correct.

  5.  Covenants.  Each Guarantor acknowledges that certain covenants, agreements
      ---------
and undertakings contained in the other Loan Papers (including, without limitation, SECTIONS 8, 9 and 10 of the Credit Agreement) apply to it and hereby covenants and agrees with Lender to comply with each such covenant, agreement and undertaking.

  6.  Other Indebtedness.  If any Guarantor becomes liable for any indebtedness
      ------------------
owing by Borrower to Lender, other than under this Guaranty, such liability will not be in any manner impaired or affected by this Guaranty, and the rights of Lender under this Guaranty are cumulative of any and all other rights that Lender may ever have against that Guarantor. The exercise by Lender of any right or remedy under this Guaranty or otherwise will not preclude the concurrent or subsequent exercise of any other right or remedy.

  7.  Default.  If a Default under the Credit Agreement exists and as a result
      -------
of such Default amounts are owing to Lender, each Guarantor shall, on demand and without further notice of dishonor and without any notice having been given to any Guarantor previous to such demand of either the acceptance by Lender of this Guaranty or the creation or incurrence of any Guaranteed Debt, pay the amount of the Guaranteed Debt then due and payable to Lender, and it is not necessary for Lender, in order to enforce such payment by any Guarantor, first or contemporaneously to institute suit or exhaust remedies against Borrower or others liable on such indebtedness or to enforce rights against any collateral securing such indebtedness.

  8.  Subordinated Debt.  All obligations of Borrower to any Guarantor (the
      -----------------
"SUBORDINATED DEBT") are expressly subordinated to the full and final payment of the Guaranteed Debt. Each Guarantor agrees not to accept any payment of the Subordinated Debt from Borrower with respect thereto, if a Default exists; and, if any Guarantor receives any payment of the Subordinated Debt in violation of the foregoing, that Guarantor will hold any such payment in trust for Lender, in the form received (with any necessary endorsements), to be applied to the Guaranteed Debt in the manner contemplated by the Credit Agreement.

  9.  Waiver of Subrogation and Contribution.  No Guarantor will assert, enforce
      --------------------------------------
or otherwise exercise (a) any right of subrogation to any of the rights or liens of Lender or any other beneficiary against Borrower or any other obligor on the Guaranteed Debt or any collateral or other security, or (b) any right of recourse, reimbursement, subrogation, contribution, indemnification or similar right against Borrower or any other obligor on all or any part of the Guaranteed Debt or any guarantor thereof, and each Guarantor irrevocably waives any and all of the foregoing rights (whether such rights arise in equity, under contract, by statute, under common law or otherwise). Guarantor irrevocably waives the benefit of, and any right to participate in, any collateral or other security given to any beneficiary to secure payment of the Guaranteed Debt.

  10. Obligations Not Diminished.  No Guarantor's obligations under this
      --------------------------
Guaranty will be released, diminished or affected by the occurrence of any one or more of the following events: (a) Lender's taking or accepting of any other security or guaranty for any or all of the Guaranteed Debt; (b) any release, surrender, exchange, subordination, impairment or loss of any collateral securing any or all of the Guaranteed Debt; (c) any full or partial release of the liability of any other obligor on the Obligation; (d) the modification of or waiver of compliance with, any terms of any other Loan Paper; (e) the insolvency, bankruptcy or lack of corporate power of any party at any time liable for any or all of the Guaranteed Debt, whether now existing or hereafter occurring; (f) any renewal, extension or rearrangement of any or all of the Guaranteed Debt or any adjustment, indulgence, forbearance or compromise that may be granted or given by Lender to any other obligor on the Obligation; (g) any neglect, delay, omission, failure or refusal of Lender to take or prosecute any action in connection with the Guaranteed Debt; (h) any failure of Lender to notify any Guarantor of any renewal, extension or assignment of any or all of the Guaranteed Debt or the release of any security or of any other action taken or refrained from being taken by Lender against Borrower or any new agreement between Lender and Borrower, it being understood that Lender is not required to give Guarantors any notice of any kind under any circumstances whatsoever with respect to or in connection with the Guaranteed Debt; (i) the unenforceability of any part of the Guaranteed Debt against any party because it exceeds the amount permitted by law, the act of creating it is ultra vires, the officers creating it exceeded their authority or violated their fiduciary duties in connection therewith, or otherwise; or (j) any payment of the Obligation to Lender is held to constitute a preference under any Debtor Relief Law or for any other reason Lender is required to refund such payment or make payment to someone else (and in each such instance this Guaranty will be reinstated in an amount equal to such payment).

     11. Waiver of Right to Require Suit.  Each Guarantor waives all rights by
         -------------------------------
which it might be entitled to require suit on an accrued right of action in respect of any of the Guaranteed Debt or require suit against Borrower or others.

     12. Independent Credit Investigation.  Each Guarantor confirms that it has
         --------------------------------
executed and delivered this Guaranty after reviewing the terms and conditions of the Loan Papers and such other information as it has deemed appropriate in order to make its own credit analysis and decision to execute and deliver this Guaranty. Each Guarantor confirms that it has made its own independent investigation with respect to Borrower's creditworthiness and is not executing and delivering this Guaranty in reliance on any representation or warranty by Lender as to such creditworthiness. Each Guarantor expressly assumes all responsibilities to remain informed of the financial condition of Borrower and any circumstances affecting (a) Borrower's ability to perform under the Loan Papers to which it is a party or (b) any collateral securing all or any part of the Guaranteed Debt.

     13. No Discharge.  The Guaranteed Debt will not be reduced, discharged or
         ------------
released because or by reason of any existing or future offset, claim or defense (except for the defense of payment of the Guaranteed Debt) of Borrower or any other party against Lender or against payment of the Guaranteed Debt, whether such offset, claim or defense arises in connection with the Guaranteed Debt or otherwise. Such claims and defenses include, without limitation, failure of consideration, breach of warranty, fraud, bankruptcy, incapacity/infancy, statute of limitations, lender liability, accord and satisfaction, usury, forged signatures, mistake, impossibility, frustration of purpose, and unconscionability.

     14. Successors and Assigns.  This Guaranty is for the benefit of Lender and
         ----------------------
its successors and permitted assigns, and in the event of an assignment of all or any of the Guaranteed Debt, the Rights hereunder, to the extent applicable to the portion assigned, shall be transferred therewith. This Guaranty shall be binding upon each Guarantor and its successors and permitted assigns.

     15. Loan Paper.  This Guaranty is a Loan Paper and is subject to the
         ----------
applicable provisions of SECTION 14 of the Credit Agreement, all of which are incorporated into this Guaranty by reference the same as if set forth in this Guaranty verbatim.

                              Vail Resorts, Inc.
                              Vail Holdings, Inc.
                              Vail Trademarks, Inc.
                              Vail Resorts Development Company
                              Beaver Creek Consultants, Inc.
                              Beaver Creek Associates, Inc.
                              Vail/beaver Creek Resort Properties, Inc.
                              Vail Food Services, Inc.
                              Piney River Ranch, Inc.
                              Vail/arrowhead, Inc.
                              Beaver Creek Food Services, Inc.
                              Vail Associates Holdings, Ltd.
                              Vail Associates Real Estate, Inc.
                              Vail Associates Consultants, Inc.
                              Vail Associates Management Company
                              Vail Associates Ranch and Land Company
                              Gillett Group Management, Inc.
                              Ghtv, Inc.
                              Gillett Broadcasting, Inc.
                              Gillett Broadcasting of Maryland, Inc.
                              Vail Summit Resorts, Inc.

                              Keystone Conference Services, Inc.
                              Keystone Development Sales, Inc.
                              Keystone Food & Beverage Company
                              Keystone Resort Property Management Company
                              Lodge Properties, Inc.
                              Lodge Realty, Inc.


                                                                           By:
                                                                         Name:
                                    Senior Vice President of each of the above
                                    Companies

                                   EXHIBIT C
                                   ---------

                                  LOAN REQUEST

                              ______________, 19__

NationsBank of Texas, N.A.
Corporate Finance Group
901 Main Street, 67th Floor
Dallas, Texas 75202
Attn:  Frank M. Johnson
       Fax:  (214) 508-0980

       Reference is made to the Credit Agreement dated as of October 10, 1997 (as amended, supplemented or restated from time to time, the "CREDIT AGREEMENT"), between THE VAIL CORPORATION and NATIONSBANK OF TEXAS, N.A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby gives you notice pursuant to SECTION 2.2(A) of the Credit Agreement that it requests a Loan under the Credit Agreement on the following terms:

  (A)  Loan Date (a Business Day)
  (B)  Principal Amount of Loan*
  (C)  Type of Loan**
  (D)  For LIBOR Loan, Interest Period
       and the last day thereof***

  Please deposit the requested Loan in our account with you [and then wire transfer amounts from that account as follows:

                                                            .]
                                                            --

       Borrower hereby certifies that the following statements are true and correct on the date hereof, and will be true and correct on the Loan Date specified above after giving effect to such Loan: (a) all of the representations and warranties of the Companies in the Loan Papers are true and correct in all material respects (except to the extent that (i) they speak to a specific date or (ii) the facts on which they are based have been changed by transactions contemplated or permitted by the Credit Agreement); and (b) no Material Adverse Event has occurred and no Default or Potential Default exists.

                              Very truly yours,

                              THE VAIL CORPORATION


                                                                           By
                                                                        Name:
                                                                       Title:



  * Not less than $500,000 or a greater integral multiple of $100,000 (if a Base Rate Loan); not less than $1,000,000 or a greater integral multiple of $100,000 (if a LIBOR Loan).

 **  LIBOR Loan or Base Rate Loan.

***  LIBOR Loan -- 1, 2, 3 or 6 months.

     In no event may the Interest Period end after the appropriate Termination Date.

                                   EXHIBIT D
                                   ---------

                               CONVERSION REQUEST

                              ______________, 19__

NationsBank of Texas, N.A.
Corporate Finance Group
901 Main Street, 67th Floor
Dallas, Texas 75202
Attn:  Frank M. Johnson
       Fax:  (214) 508-0980

       Reference is made to the Credit Agreement dated as of October 10, 1997 (as amended, supplemented or restated, the "CREDIT AGREEMENT"), between THE VAIL CORPORATION and NATIONSBANK OF TEXAS, N.A. Unless otherwise defined herein, all capitalized terms have the meanings given to such terms in the Credit Agreement.

       The undersigned hereby gives you notice pursuant to SECTION 3.10 of the Credit Agreement that it elects to convert all or part of a Loan under the Credit Agreement from one Type to another Type or elects a new Interest Period for a LIBOR Loan on the following terms:

       (A) Date of conversion or last day of
           applicable Interest Period (a Business Day)

       (B) Type** and Principal Amount* of Existing
           Borrowing being converted

       (C) New Type of Borrowing selected**

       (D) For conversion to a LIBOR Rate Borrowing, the
           Interest Period selected and the last day thereof***

       (E) Type** and Principal Amount* of Existing
           Borrower Being Continued

       (F) For continuation of a LIBOR Rate Borrowing, the
           Interest Period selected and the last day thereof***


                              Very truly yours,

                              THE VAIL CORPORATION



                              By:
                              Name:
                              Title:



  * Not less than $500,000 or a greater integral multiple of $100,000 (if a Base Rate Loan); not less than $1,000,000 or a greater integral multiple of $100,000 (if a LIBOR Loan).
 **  LIBOR Loan or Base Rate Loan.
*** 1, 2, 3 or 6 months. The Interest Period may not end after the appropriate Termination Date.